                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

                          DELPHI FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                             [DELPHI FINANCIAL LOGO]







April 17, 2003


Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 2003 Annual Meeting of Stockholders, to be held on May 28, 2003 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and voting on the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan, the Second Amended and Restated Directors Stock Option Plan and the Amended and Restated Long-Term Performance-Based Incentive Plan, each as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.


                                          Sincerely,


                                          /s/ ROBERT ROSENKRANZ

                                          Robert Rosenkranz
                                          Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 2003


To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 2003 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 28, 2003, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:


      1. To elect nine directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

      2. To consider and vote upon the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan as described herein.

      3. To consider and vote upon the adoption of the Second Amended and Restated Directors Stock Option Plan as described herein.

      4. To consider and vote upon the adoption of the Amended and Restated Long-Term Performance-Based Incentive Plan as described herein.

      5. To transact such other business as properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2003 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, New York, for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 2002 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, is being mailed to stockholders together with this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                          By Order of the Board of Directors,


                                          /s/ ROBERT ROSENKRANZ

                                          Robert Rosenkranz
                                          Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                                 PROXY STATEMENT

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 28, 2003 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, DE 19899 or by attending the Annual Meeting and voting in person.

Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.

The Company's 2002 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 31, 2003.

                          MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 17, 2003. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to a number of votes per share equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (ii) 10 votes. Based on the shares of Common Stock outstanding as of March 31, 2003, the Class B Common Stock will have the number of votes described in clause (i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director"). If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including Proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 31, 2003, Mr. Robert Rosenkranz, by means of beneficial ownership of the corporate general partner of Rosenkranz & Company and direct or beneficial ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, collectively, to have more than 49.9% of the combined voting power of the Company's stockholders. Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all nominated directors for which they are entitled to vote and in favor of the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan, the Second Amended and Restated Directors Stock Option Plan and the Amended and Restated Long-Term Performance-Based Incentive Plan.

                             SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 31, 2003 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 31, 2003, the Company had outstanding 17,242,268 shares of Class A Common Stock and 3,194,905 shares of Class B Common Stock.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and executive officers of the Company as a group as of March 31, 2003. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                                  Amount and
                                                  Nature of          Percent
Name of Beneficial Owner                          Ownership          of Class
------------------------                          ---------          ---------
Class B Common Stock:
  Five or greater percent owner:
    Rosenkranz & Company....................    3,099,128(1)           79.3%
  Directors, Nominees for Director and
        Executive Officers:
    Robert Rosenkranz.......................    3,910,348(1)          100.0%
    Chad W. Coulter.........................            -                -
    Lawrence E. Daurelle....................            -                -
    Edward A. Fox...........................            -                -
    Harold F. Ilg...........................            -                -
    James N. Meehan.........................            -                -
    Philip R. O'Connor......................            -                -
    Lewis S. Ranieri........................            -                -
    Thomas L. Rhodes........................            -                -
    Donald A. Sherman.......................            -                -
    Robert M. Smith, Jr.....................            -                -
Directors, Nominees for Director and Officers
        as a group (12 persons).............    3,910,348             100.0%
Class A Common Stock:
  Five or greater percent owners:
    Neuberger  Berman, Inc..................      877,177(2)           5.1%
  Directors, Nominees for Director and
        Executive Officers:
    Robert Rosenkranz.......................      324,640(1)           1.8%
    Harold F. Ilg...........................      311,775(3)           1.7%
    Robert M. Smith, Jr.....................      220,842(4)           1.2%
    Lawrence E. Daurelle....................       88,143(5)            *
    Chad W. Coulter.........................       77,873(6)             *
    Edward A. Fox...........................       71,171(7)             *
    Lewis S. Ranieri........................       46,662(8)             *
    Thomas L. Rhodes........................       36,724(8)             *
    Donald A. Sherman.......................        3,893(9)             *
    Philip R. O'Connor......................          660(10)            *
    James N. Meehan.........................            -                *
  Directors, Nominees for Director and Officers
        as a group (12 persons).............    1,205,386(11)          6.6%

      *Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the corporate general partner of Rosenkranz & Company, has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company. In addition, Mr. Rosenkranz has direct or beneficial ownership of 95,777 additional shares of Class B Common Stock and direct or beneficial ownership of 115,355 shares of Class A Common Stock. The remaining indicated shares of Class A Common Stock and Class B Common Stock, respectively, consist of 209,285 shares of Class A Common Stock and 476,962 shares of Class B Common Stock which may be acquired pursuant to stock options within 60 days and 238,481 deferred shares of Class B Common Stock. The address of Rosenkranz & Company and Mr. Rosenkranz is 153 East 53rd Street, 49th Floor, New York, NY 10022.

(2) Based on a Schedule 13G, dated February 12, 2003, filed with the Securities and Exchange Commission, Neuberger Berman, LLC is deemed to have beneficial ownership of 877,177 shares of the Company's Class A Common Stock owned by clients of Neuberger Berman, LLC, of which Neuberger Berman, LLC is considered a beneficial owner since it shares the power to make investment decisions for those clients. In addition to the total shown on the table, 452,441 shares were owned directly by the employees of Neuberger Berman, LLC and Neuberger Berman Management, Inc., an investment advisor to a series of public mutual funds and a subsidiary of Neuberger Berman, Inc. Each employee has exclusive dispositive and voting power over the shares held in their respective accounts, and, therefore, Neuberger Berman, Inc. disclaims beneficial ownership of these shares. The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, NY 10158.

(3) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, MO 63146.

(4) Of the indicated shares of Class A Common Stock, 3,319 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 2,259 shares and shared voting and dispositive power with respect to 1,060 shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Smith's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(5) Of the indicated shares of Class A Common Stock, 2,113 shares are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(6) Of the indicated shares of Class A Common Stock, 1,207 shares are presently owned by Mr. Coulter. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Coulter's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(7) Of the indicated shares of Class A Common Stock, 19,872 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(8) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ranieri's address is c/o Ranieri & Co., Inc., 50 Charles Lindbergh Blvd., Suite 500, Uniondale, NY 11553. Mr. Rhodes' address is c/o National Review, Inc., 215 Lexington Avenue, New York, NY 10016.

(9) Of the indicated shares of Class A Common Stock, 1,040 shares are presently owned by Mr. Sherman. Mr. Sherman's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(10) The indicated shares of Class A Common Stock are presently owned by Mr. O'Connor. Mr. O'Connor's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(11) Includes 1,060,741 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days.

                              ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members and is proposed to be increased to nine members. Each director is elected annually to serve until his successor has been elected and qualified, or he has resigned or been removed from office. The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Since May 1995, the Class A Director has been Thomas L. Rhodes, who will serve in this capacity until the date of the 2003 Annual Meeting, when he will retire from the Board of Directors. For the term beginning with the 2003 Annual Meeting, the Board of Directors has unanimously recommended Mr. Donald A. Sherman for election as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 2003 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 60, has served as the President and Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He also serves as Chairman of the Board or as a Director of the Company's principal subsidiaries. Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its corporate general partner.

ROBERT M. SMITH, JR., 51, has served as Executive Vice President of the Company and Delphi Capital Management ("DCM") since November 1999 and as a Director of the Company since January 1995. He has also served as the Chief Investment Officer of Reliance Standard Life Insurance Company ("RSLIC") and First Reliance Standard Life Insurance Company ("FRSLIC") since April 2001. From July 1994 to November 1999, he served as Vice President of the Company and DCM. Mr. Smith also serves as a Director of the Company's principal subsidiaries.

LAWRENCE E. DAURELLE, 51, has served as a Director of the Company since August 2002. He also has served as President and Chief Executive Officer of RSLIC, FRSLIC and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") since October 2000. He served as Vice President and Treasurer of the Company from August 1998 to April 2001. He also serves on the Board of Directors of RSLIC, FRSLIC and RSLIC-Texas. From May 1995 until October 2000, Mr. Daurelle was Vice President and Treasurer of RSLIC, FRSLIC and RSLIC - Texas.

EDWARD A. FOX, 66, has served as a Director of the Company since March 1990. He has served as Chairman of the Board of SLM Corporation since August 1997 and is currently a director of Greenwich Capital Holdings. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association.

HAROLD F. ILG, 55, has served as a Director of the Company since August 2002. He also has served as Chairman of the Board of Safety National Casualty Corporation ("SNCC") since January 1999. He serves on the Board of Directors of RSLIC and FRSLIC. From April 1999 until October 2000, he served as President and Chief Executive Officer of RSLIC, FRSLIC, and RSLIC-Texas. Prior to January 1999, he served as Vice Chairman of the Board of SNCC, where he has been employed in various capacities since 1978.

JAMES N. MEEHAN, 57, has served as a Director of RSLIC since July 1988 and FRSLIC since April 1993. Mr. Meehan retired from Banc of America Securities/Bank of America as a Managing Director in May 2002 after 15 years of service with the organization and its predecessors. During his tenure, he was responsible for the bank's commercial relationships with the insurance industry. Mr. Meehan also serves as a director of Insurance Corporation of Hannover and American Fuji Fire and Marine Insurance Company.

PHILIP R. O'CONNOR, 54, has served as a Director of RSLIC since March 1993. Dr. O'Connor is currently the President of PROactive Strategies, a provider of policy analysis and advice on insurance regulation. He is also the Vice President of Constellation NewEnergy, Inc., a provider of competitive retail electricity. In addition, Dr. O'Connor serves as a member of the Illinois State Board of Elections. Dr. O'Connor served as the Illinois Director of Insurance from 1979 to 1982. From 1983 through 1985, Dr. O'Connor was Chairman of the Illinois Commerce Commission, the utility regulatory body of Illinois. After 1985, Dr. O'Connor formed Palmer Bellevue Corporation, an energy and insurance consulting firm that became a part of Coopers and Lybrand in 1993. In 1998, he established the Midwest business of NewEnergy. He also serves as a member of the Board of the Big Shoulders Foundation for the schools of the Archdiocese of Chicago and the Alumni Board of the Loyola University Rome Center.

LEWIS S. RANIERI, 56, has served as a Director of the Company since July 1992. He is the prime originator and a founder of Hyperion Partners L.P. and Hyperion Partners II L.P. (collectively "Hyperion") and chairman and/or director of various other entities owned directly and indirectly by Hyperion. Mr. Ranieri also serves as Chairman and President of Ranieri & Co., Inc., a private investment advisor and management corporation, and is Chairman and a member of the Board of Directors of Hyperion Capital Management, Inc., a registered investment advisor. Mr. Ranieri also serves on the Boards of Directors of each of Computer Associates International, Inc. and Reckson Associates Realty Corp., all publicly-traded corporations, and is Chairman of several closed-end registered investment companies (affiliated with Hyperion Capital Management, Inc.), and has recently been named Chairman of American Financial Realty Trust, a real estate investment trust. He also acts as a trustee or director of the Environmental Defense Fund and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.

Nominee for Class A Director

DONALD A. SHERMAN, 52, has served as a Director of the Company since August 2002. Mr. Sherman has served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. ("Waterfield") since 1999 and as President of Waterfield from 1989 to 1999. Waterfield is the largest privately held mortgage banking institution in the United States and is the largest privately held banking institution in the State of Indiana. From 1985 to 1988, he served as President and as a member of the Board of Directors of Hyponex Corporation ("Hyponex") and from 1983 to 1985 served as Chief Financial Officer of Hyponex. From 1975 to 1983, he held various positions with the public accounting firm of Coopers and Lybrand and was elected to partner in 1981. He also serves as a director of ETF Advisors Trust.


COMMITTEES OF THE BOARD OF DIRECTORS

The Stock Option and Compensation Committee is responsible for reviewing and approving all grants of stock options to employees and reviewing and approving compensation arrangements for certain employees of the Company and its subsidiaries. The committee's membership consists of Messrs. Fox and Rhodes.

The Company has an Audit Committee composed of three members, each of whom is independent (as defined in present New York Stock Exchange listing standards). Information concerning the responsibilities of the Audit Committee and its activities is set forth in the Report of the Audit Committee which follows. The Audit Committee is governed by a charter adopted by the Board of Directors. The Board of Directors does not presently have a nominating committee; however, following the election of directors at the 2003 Annual Meeting, the Board of Directors intends to appoint a Nominating and Corporate Governance Committee, which committee will perform such functions as are specified by the proposed New York Stock

Exchange listing standards, in their proposed or, if applicable, final form as of the time of such appointment and as the Board may otherwise deem appropriate.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and its reporting process, including its systems of internal controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee recommended and the Board approved the selection of the Company's independent auditors to audit such financial statements. The Audit Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits, and regularly meets with such auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and such other matters as the Audit Committee deems appropriate. The Committee held eleven meetings during 2002.

The Audit Committee met with management and the independent auditors to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002, and discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent auditors the auditor's independence, including the matters contained in the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Edward A. Fox, Audit Committee Chairman
Lewis S. Ranieri
Thomas L. Rhodes

March 27, 2003


DIRECTORS' ATTENDANCE

The Board of Directors held six meetings during 2002. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served, with the exception of Mr. Ranieri, who attended 53% of such meetings.

DIRECTORS' COMPENSATION

The Company pays its directors who are not officers or employees of Rosenkranz & Company, the Company, or any of the Company's affiliates (each, an "outside director") annual compensation consisting of options to purchase Class A Common Stock, or cash in an amount as described in the following sentence (the "Annual Retainer"), and a fee of $750 plus expenses for each Board of Directors or committee meeting attended. Such amount, if paid in cash, for an outside director who has not previously served as an officer or employee of the Company or any of its subsidiaries, is $50,000, and for an outside director who has formerly so served, is $25,000. In addition to option grants in respect of the Annual Retainer, outside directors also receive certain option grants on an annual formulaic basis and are eligible to receive grants of options at such times and in such amounts as are determined by the committee consisting of the full Board of Directors of the Company in its discretion. All these types of grants are made pursuant to the Amended and Restated Directors Stock Option Plan (the "Directors Option Plan"). At the 2003 Annual Meeting, stockholders will consider and vote on the adoption of the Second Amended and Restated Directors Stock Option Plan. See "Proposal to Adopt the Second Amended and Restated Directors Stock Option Plan."

Under the Directors Option Plan, options to purchase 39,385 shares of Class A Common Stock, in the aggregate, were granted to outside directors in May 2002 at an exercise price of $44.29 per share. In addition, options to purchase 4,840 shares of Class A Common Stock, in the aggregate, were granted to an outside director in August 2002, at an exercise price of $39.43 per share. The shares to which such options relate for current directors are included in the "Security Ownership of Certain Beneficial Owners and Management" table.

The Directors Option Plan was adopted in 1994 and amended and restated in 1997. Under the Directors Option Plan, on the business day following the Company's Annual Meeting of Stockholders for each year that the Directors Option Plan is in effect, each outside director then in office is granted an option to purchase a number of shares of Class A Common Stock determined pursuant to the following formula: number of option shares equal to 2,650 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange for such date. Options granted become exercisable in five equal annual installments, commencing on the first anniversary of the date of the grant, and expire ten years from the date of grant.

The Directors Option Plan also provides for the Annual Retainer to be paid through the grant of options to purchase Class A Common Stock to each outside director for the period from the director's date of election or reelection to the Board of Directors to the Company's next Annual Meeting of Stockholders, unless such director makes an election in advance to receive the Annual Retainer in cash for such period. Options are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of shares of Class A Common Stock to which each option relates is equal to (a) three times the director's Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the fair market value of a share of Class A Common Stock of the Company on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Options granted become exercisable in four equal 90-day installments and expire ten years from the date of grant. The number of options that an outside director may receive in lieu of the Annual Retainer is dependent upon the time at which such director is elected and the fair market value of the Class A Common Stock on the date of grant and, therefore, is not determinable in advance.

In addition to the formulaic annual option grants for which the Directors Option Plan provides, as described above, a committee consisting of the full Board of Directors of the Company may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision is the fair market value of a share of Class A Common Stock on the date of grant and such options expire ten years from the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date.

             PROPOSAL TO ADOPT THE 2003 EMPLOYEE LONG-TERM INCENTIVE
                              AND SHARE AWARD PLAN

In 2003, the Board of Directors adopted the 2003 Employee Long-Term Incentive and Share Award Plan (the "Plan"), subject to stockholder approval. The stockholders are now requested to approve the Plan. The following summary of the Plan is qualified in its entirety by express reference to the Plan document which is attached as Exhibit A to this Proxy Statement.

General. The Plan is intended to provide incentives to attract, retain and motivate employees and other participants in order to achieve our long-term growth and profitability objectives. The Plan will provide for the grant of awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates. The types of awards that may be granted are stock options, restricted shares, restricted share units, and other share-based awards (the "Awards"). An aggregate of 1,000,000 shares of Class A common stock ("Shares") have been reserved for issuance under the Plan. In addition, the maximum number of Shares with respect to which options may be granted to an eligible participant under the Plan during any calendar year will be 500,000 Shares, and the maximum number of Shares with respect to which Awards intended to qualify as qualified performance-based compensation (other than options) may be granted to an eligible participant during any calendar year will be the equivalent of 150,000 Shares. These Share amounts are subject to antidilution adjustments in the event of certain changes in the capital structure of the Company, as described below. Shares issued pursuant to the Plan will be either authorized but unissued Shares or treasury Shares.

Administration. The Plan will be administered by the Stock Option and Compensation Committee or such other Board committee (or the entire Board of Directors) as may be designated by the Board of Directors (the "Committee"). Unless otherwise determined by the Board of Directors, the Committee will consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the persons who will receive Awards, the types of Awards to be received and the terms and conditions thereof. The

Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 960 employees are currently eligible to participate in the Plan.

Awards. Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Shares as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the Shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

Awards of restricted shares will consist of Shares and will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under such circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive Shares or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

The Committee is also authorized, subject to limitations under applicable law, to grant other Share-based awards that may be denominated in, valued in, or otherwise based on, the Shares, as deemed by the Committee to be consistent with the purposes of the Plan.

If the Committee determines that an award of restricted shares or restricted share units or an other Share-based award to be granted under the Plan should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance objectives set forth below. The performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total stockholder return; operating income or earnings and/or growth thereof; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

Change of Ownership. In the event of a change of ownership (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination. The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any such amendment, suspension or termination shall be subject to stockholder approval
(i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and
(ii) as it applies to ISOs, to the extent required under Section 422 of the Code. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without such participant's consent. The Committee may waive any conditions or rights of, amend any terms of, or amend, suspend or terminate, any Award granted, provided that, without such participant's consent, such amendment, suspension or termination may not materially and adversely affect the rights of a participant under any Award previously granted to him or her.

Effective Date and Term. The Plan became effective as of April 1, 2003, subject to approval by stockholders of the Company. Unless earlier terminated, the Plan will expire on April 1, 2013, and no further awards may be granted thereunder after such date.

Market Value. The per share closing price of the Shares on April 1, 2003 was $38.93.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Shares received will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If Shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the Shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Shares have been held. Where Shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Shares have been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Shares and, thus, no gain or loss will be recognized with respect to such previously owned Shares upon such exercise. The amount of any built-in gain on the previously owned Shares generally will not be recognized until the new Shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Shares at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the Shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested Shares will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the Shares, measured by the difference between the sale price and the fair market value on the date the Shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares. The holding period for this purpose will begin on the date following the date the Shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to Shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section

83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards. With respect to restricted share units and other Share-based awards under the Plan not described above, generally, in the case of a payment to a participant with respect to any such Award granted under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million each. It is presently anticipated that stock options granted and other Awards made under the Plan would be structured so that compensation arising out of such awards will be deductible under the Code.

NEW PLAN BENEFITS

The amount of benefits that will be granted under the Plan cannot be determined at this time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan.

                    PROPOSAL TO ADOPT THE SECOND AMENDED AND
                      RESTATED DIRECTORS STOCK OPTION PLAN

The Directors Stock Option Plan (the "Directors Plan") was originally adopted in 1994 and was amended and restated in 1997. In 2003, the Board of Directors adopted a second amendment and restatement of the Directors Plan, subject to stockholder approval.

The Directors Plan has been amended to provide that outside directors, in addition to their election to receive stock options or cash as payment of the Annual Retainer, will also have an alternative to receive their annual retainer fees in the form of restricted shares, as described below. In addition, the number of Shares available for issuance under the Directors Plan has been increased by 100,000 shares, such that the aggregate number of Shares which may be issued from the date of inception of the Directors Plan in 1994 is 450,000, subject to certain antidilution adjustments set forth in the plan.

The following summary of the Directors Plan is qualified in its entirety by express reference to the Directors Plan document which is attached as Exhibit B to this Proxy Statement.

Annual Option Grants. Under the Directors Plan, on the business day following the Company's annual meeting of stockholders for each year that the Directors Plan is in effect, each outside director then in office is granted an option to purchase a number of Shares determined pursuant to the following formula: number of option shares equal to 2,650 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value is the closing price per Share, as reported through the New York Stock Exchange for such date. Options granted become exercisable in five equal annual installments, commencing on the first anniversary of the date of the grant, and expire ten years from the date of grant.

Annual Retainer. The Directors Plan also provides for the Annual Retainer to be paid through the grant of options to purchase Shares to each outside director for the period from the director's date of election or reelection to the Board of Directors to the Company's next annual meeting of stockholders, unless such director makes an election in advance to receive the Annual Retainer in cash or in restricted shares for such period. Options (or, if elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of Shares to which each option relates is equal to (a) three times the director's Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the fair market value of a Share on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. If restricted shares are elected by an outside director, the number of restricted shares granted to the outside director will be the nearest number of whole shares determined by dividing the Annual Retainer by the fair market value of a share on the date of grant. For this purpose, the fair market value on any such date is the closing price per Share, as reported on the New York Stock Exchange for such date. Options or restricted shares granted become vested in four equal 90-day installments and options expire ten years from the date of grant. The number of options or restricted shares that an outside director may receive in lieu of the cash Annual Retainer is dependent upon the time at which such director is elected and the fair market value of the Class A Common Stock on the date of grant and, therefore, is not determinable in advance.

Discretionary Grant Provision. In addition to the formulaic annual option grants for which the Directors Plan currently provides, as described above, a committee consisting of the full Board of Directors of the Company may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision would be the fair market value of a Share on the date of grant and such options would expire ten years from the date of grant. For this purpose, the fair market value on any such date is the closing price per Share, as reported on the New York Stock Exchange for such date. It is anticipated that grants under this provision will occur primarily under unusual circumstances in which the formulaic provisions would not otherwise effectively operate; for example, as to a new outside director joining the Company's Board on a date other than the annual grant date under the formulaic provisions.

Change of Ownership. In the event of a change of ownership (as defined in the Directors Plan), all options granted under the Directors Plan will become immediately exercisable in full, and all restricted shares will become vested in full.

Amendment. The Board of Directors of the Company may amend, suspend or discontinue the Directors Plan, subject to the approval of stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of any stock exchange or market on which the Shares may be traded.

Market Value. The per share closing price of the Shares on April 1, 2003 was $38.93.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Directors Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. As in the case of option grants under the Directors Plan as in effect prior to the proposed amendment and restatement, options to purchase Class A Common Stock granted under such plan will be treated as nonqualified stock options for federal income tax purposes. No taxable income will be recognized by the optionee upon the grant of nonqualified stock options. In general, the optionee will recognize ordinary taxable income in the year in which the options are exercised equal to the excess of the fair market value of the shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares received will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.

Restricted Shares. An outside director who receives restricted shares will generally recognize ordinary income at the time that they "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares of Class A Common Stock at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested shares of Class A Common Stock will be ordinary compensation income to the outside director (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, an outside director may elect immediate recognition of income under Section 83(b) of the Code. In such event, the outside director will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Class A Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the outside director will not be entitled to any offsetting tax deduction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the adoption of the Second Amended and Restated Directors Stock Option Plan.

              PROPOSAL TO ADOPT THE AMENDED AND RESTATED LONG-TERM
                        PERFORMANCE-BASED INCENTIVE PLAN

The Long-Term Performance-Based Incentive Plan (the "Incentive Plan") for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company, was approved by the Company's stockholders at the 1997 Annual Meeting. Under the Incentive Plan, Mr. Rosenkranz has been eligible to receive awards based on the annual performance of the Company's Class A Common Stock, so long as such performance surpasses a specified index total return. See "Executive Compensation - Incentive Plan" for a description of the terms of this plan.

In 2003, the Committee adopted the Amended and Restated Long-Term
Performance-Based Incentive Plan (the "Amended Incentive Plan") for Mr. Rosenkranz, subject to stockholder approval. The following summary of the Amended Incentive Plan is qualified in its entirety by express reference to the Amended Incentive Plan document which is attached as Exhibit C to this Proxy Statement.

General. The Amended Incentive Plan's purpose is to provide Mr. Rosenkranz with a compensation arrangement that may be utilized to reward him for his contributions to the performance of the Company and enhancement of the interests of the Company's stockholders. The Amended Incentive Plan will be administered by the Committee. The Committee will have authority to determine the number of shares subject to any award, to grant awards annually as deemed appropriate in accordance with the plan and to interpret the plan.

Grants. Within the ninety day period following the end of each fiscal year of the Company (each, a "Fiscal Year") for which the Amended Incentive Plan is in effect, the Committee shall determine whether and to what extent to grant an Award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such Award as between restricted or deferred shares of Class B Common Stock and options to purchase Class B Common Stock, based on such criteria relating to Mr. Rosenkranz's performance, the Company's performance, the Company's stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an Award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Committee in its sole discretion for such year. If Mr. Rosenkranz's employment terminates during any Fiscal Year for which the Amended Incentive Plan is in effect, he will be eligible to receive an award under the Amended Incentive Plan based on the discretion of the Committee through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Amended Incentive Plan.

Shares Authorized. The Amended Incentive Plan provides, as to each calendar year of such plan, for a maximum award of an aggregate amount of shares and options collectively representing 158,988 "Stock Units," plus the "Carryover Award Amount." For this purpose, "Stock Units" consist of restricted or deferred shares of Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represent one-third of one Stock Unit. The "Carryover Award Amount" consists of 317,976 restricted or deferred shares of Class B Common Stock and options to purchase 953,924 shares of Class B Common Stock, representing the number of shares as to which Awards were available but not granted under the Incentive Plan for the Performance Period (as defined in such plan) consisting of the 1999 through 2002 calendar years, and all or a portion of such Carryover Award Amount may be applied to increase the amount of the Award for any calendar year of the Amended Incentive Plan, with the Carryover Award Amount to be decreased by any portions thereof so applied for purposes of future calendar years of the Amended Incentive Plan.

Options. The exercise price of options granted under the Annual Incentive Plan will be equal to the fair market value per share of the Company's Class A Common Stock on the date of grant, and the term of the options will be ten years from the date of grant. Options will become exercisable thirty days after the date of grant.

Restricted or Deferred Shares. Restricted or deferred shares of Class B Common Stock awarded under the Amended Incentive Plan vest upon the termination of Mr. Rosenkranz's employment: (1) due to death, disability or normal retirement, (2) by the Company other than for Cause, (3) by Mr. Rosenkranz for Good Reason, or
(4) upon a "Change of Ownership," as such term is defined in the Amended Incentive Plan. If Mr. Rosenkranz's employment is terminated by himself for other than normal retirement or Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Additional Provisions. Because the Amended Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change of Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Code if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Amended Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

Amendment and Term. The Amended Incentive Plan and awards of restricted or deferred shares and options thereunder may be amended by the Committee at any time, subject to Mr. Rosenkranz's consent if such amendment would adversely affect his rights under the Amended Incentive Plan or any such award. The Amended Incentive Plan will terminate on December 31, 2013.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Amended Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. As in the case of option grants under the Incentive Plan as in effect prior to the proposed amendment and restatement, options to purchase Class B Common Stock granted under such plan will be treated as nonqualified stock options for federal income tax purposes. No taxable income will be recognized by Mr. Rosenkranz upon the grant of nonqualified stock options. In general, Mr. Rosenkranz will recognize ordinary taxable income in the year in which the options are exercised equal to the excess of the fair market value of the shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of shares received will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.

Restricted Shares. Mr. Rosenkranz will generally recognize ordinary income at the time that the restricted shares "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares of Class B Common Stock at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested shares of Class B Common Stock will be ordinary compensation income to Mr. Rosenkranz (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, Mr. Rosenkranz may elect immediate recognition of income under Section 83(b) of the Code. In such event, Mr. Rosenkranz will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Class B Common Stock as to which a proper Section 83(b) election has been made will not be deductible by the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, Mr. Rosenkranz will not be entitled to any offsetting tax deduction.

Deferred Shares. With respect to deferred shares awarded under the Amended Incentive Plan, generally, Mr. Rosenkranz will be subject to federal income tax at ordinary income rates at the time the shares are actually received by him and the Company will be entitled to a corresponding deduction.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million each. It is presently anticipated that stock options granted and other Awards made under the Plan would be structured so that compensation arising out of such awards will be deductible under the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the adoption of the Amended and Restated Long-Term Performance-Based Incentive Plan.

                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2002, 2001 and 2000 to or for the benefit of each of the five most highly compensated executive officers of the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                             Annual Compensation                    Compensation
                                  --------------------------------------------  -----------------------
                                                                                             Securities      All Other
                                                                  Other Annual  Restricted   Underlying       Compen-
Name and Principal                                                Compensation    Stock       Options         sation
   Position                       Year    Salary($)     Bonus($)     ($)(1)      Award($)     (#)(2)          ($)(3)
------------------                ----    ---------     --------  ------------  ----------   ----------      --------
Robert Rosenkranz,                2002    $599,976     $ 900,000      $ -         $ -              -         $   -
President & Chief Executive       2001     599,976       300,000        -           -              -             -
Officer of the Company            2000     599,015             -        -           -         80,932             -

Chad W. Coulter                   2002     240,000       125,000        -           -              -          5,500(4)
Vice President & General          2001     240,000        80,000        -           -              -          4,320(4)
Counsel of the Company            2000     220,000             -        -           -         37,712          3,977(4)

Lawrence E. Daurelle,             2002     246,043       202,145        -           -              -          5,500(4)
President & Chief                 2001     218,530       131,118        -           -              -          3,934(4)
Executive Officer of RSLIC        2000     185,223             -        -           -         35,780          3,334(4)

Harold F. Ilg,                    2002     435,692       437,500        -           -              -         11,000(4)
Chairman of the Board of          2001     398,442        16,667        -           -              -          9,350(4)
SNCC                              2000     319,000        13,292        -           -         60,542          9,350(4)

Robert M. Smith, Jr.,             2002     340,002       340,000        -           -              -          4,000(4)
Executive Vice President          2001     340,002       255,000        -           -              -          3,400(4)
of the Company                    2000     307,996             -        -           -         50,424          3,400(4)

(1) Personal benefits, which are non-cash compensation, were not disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any named executive officer.

(2) Other than granting of stock options listed above, no other long-term compensation was provided to the named executive officers.

(3) The Company and its subsidiaries paid certain amounts in 2002, 2001 and 2000 to a wholly-owned subsidiary of Rosenkranz & Company pursuant to two investment consulting agreements. Portions of these amounts were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

(4) These amounts represent the Company's annual contribution on behalf of the employee to Company-sponsored defined contribution benefit plans.

INCENTIVE PLAN

At the 1997 Annual Meeting, the Company's stockholders approved the Incentive Plan for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company. The purpose of the Incentive Plan is to provide Mr. Rosenkranz with a compensation arrangement that rewards him for significant gains in shareholders' wealth as measured by the annual performance of the Company's Class A Common Stock, so long as such performance surpasses that of the Standard & Poor's Corporation Insurance

Composite Index Total Return to Shareholders (the "S&P Insurance Index Total Return"). At the 2003 Annual Meeting, stockholders will consider and vote on the adoption of the Amended and Restated Long-Term Performance-Based Incentive Plan. See "Proposal to Adopt the Amended and Restated Long-Term Performance-Based Incentive Plan."

An award under the Incentive Plan is made for a Performance Period (as defined below) if and only if the Ending Stock Value (as defined therein) of the Company's Class A Common Stock exceeds the Beginning Stock Price (as defined therein) by an amount greater than the S&P Insurance Index Total Return over the comparable period. The award is then determined as 2.5% of the amount by which the Ending Market Value (as defined therein) exceeds the Beginning Market Value (as defined therein). Expressed as a formula, the "Award Amount" = (Ending Market Value minus Beginning Market Value) multiplied by .025. The "Performance Period" is the calendar year, except that if an award is not made under the plan for any calendar year, the next Performance Period will include all calendar years following the last calendar year for which an award was made.

The Incentive Plan provides that 50% of the Award Amount, if earned, will be paid in the form of restricted or deferred shares of Class B Common Stock, with the number of such shares determined by dividing 50% of the Award Amount by the average closing price of the Class A Common Stock during the twenty trading days commencing nine trading days prior to the last trading day of the relevant period (the "Ending Stock Price"). The remainder of the award will be paid in options to purchase shares of Class B Common Stock having an exercise price equal to 100% of the fair market value (as defined in the plan) of a share of such stock on the date of grant. Such options become exercisable in full thirty days following the date of the grant and have a ten-year term. The number of shares subject to such options is determined by dividing 50% of the Award Amount by the Ending Stock Price and multiplying that amount by three. This formula reflects a general standard of valuation indicating that, across a broad number of companies, stock options with a ten-year term are worth approximately one-third of the market value of the underlying stock on the date of grant. However, regardless of the Award Amount for any Performance Period, the Incentive Plan limits, as to any calendar year, the number of restricted or deferred shares of Common Stock which may be awarded to 79,494, and limits the number of shares of Common Stock as to which options may be granted to 238,481, plus the "Carryover Amount." The Carryover Amount consists of the cumulative amounts of such restricted or deferred shares and options which, in each year since the inception of the Incentive Plan, would have been eligible for award in conformity with such limits, but were not awarded. Any Award Amounts which do not result in awards of restricted or deferred shares or options due to the aforementioned limits may be applied to increase the Award Amount in any subsequent Performance Period in which the Ending Stock Value exceeds the Beginning Stock Price by an amount greater than the S&P Insurance Index Total Return for such Performance Period (subject, in all events, to the per-year share and option award limits referenced above). No restricted or deferred shares or options were awarded under the Incentive Plan to Mr. Rosenkranz for the years ended December 31, 1999, 2000, 2001 or 2002. The Carryover Amount currently consists of 317,976 restricted or deferred shares of Class B Common Stock and options to purchase 953,924 shares of Class B Common Stock.

If Mr. Rosenkranz's employment terminates during a Performance Period, he will be entitled to an award under the Incentive Plan based on the performance of the Company's Class A Common Stock if it surpasses the S&P Insurance Index Total Return through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Incentive Plan.

Restricted or deferred shares of Class B Common Stock awarded under the Incentive Plan vest upon the termination of Mr. Rosenkranz's employment due to death, disability or normal retirement or by the Company other than for Cause or upon a "Change in Ownership," as such term is defined in the Incentive Plan. If Mr. Rosenkranz's employment is terminated by himself for other than Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Because the Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change in Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Code if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

EMPLOYEE STOCK OPTION PLAN

The Employee Stock Option Plan (the "Employee Option Plan") provides for a total of 3,400,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder. Through March 31, 2003, options for 3,006,055 shares of Class A Common Stock have been granted, net of option forfeitures and expirations. As of March 31, 2003, options covering 1,354,547 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 1,651,508 shares, of which options for 1,360,210 shares of Class A Common Stock were vested as of March 31, 2003. Options currently outstanding under the Employee Option Plan expire between 2004 and 2013. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Stock Option and Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. At the 2003 Annual Meeting, stockholders will consider and vote on the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan. See "Proposal to Adopt the 2003 Employee Long-Term Incentive and Share Award Plan."

                        OPTION GRANTS IN LAST FISCAL YEAR

The Company has not included a table of "Option Grants in Last Fiscal Year" as there were no options granted to the named executive officers under the Employee Option Plan in 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officers during the fiscal year ended December 31, 2002 and options outstanding under the Employee Option Plan or Incentive Plan, as applicable, at December 31, 2002.


                                                                     Number of Securities               Value of Unexercised
                                                                    Underlying Unexercised             In-the-Money Options at
                                  Shares                          Options at Fiscal Year-End             Fiscal Year-End (1)
                                 Acquired          Value         ----------------------------     ------------------------------
    Name                        On Exercise       Realized       Exercisable    Unexercisable     Exercisable      Unexercisable
    ----                        -----------       --------       -----------    -------------     -----------      -------------
Robert Rosenkranz                       --       $     --            681,247         15,000        $1,836,124        $  126,900
Chad W. Coulter                         --             --             64,003         16,743           384,245            97,874
Lawrence E. Daurelle                    --             --             77,697         13,639           843,468            78,164
Harold F. Ilg                       10,000        145,000            306,775         15,000         1,879,102           126,900
Robert M. Smith, Jr.                20,000        528,140            206,069         20,696         3,124,743           111,562

(1) Based on a closing price of $37.96 for the Company's Class A Common Stock on December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock issuable under the Company's equity compensation plans as of December 31, 2002. It does not include any additional shares of Class A Common Stock that may be granted under the Plan or the Directors Plan or any additional shares of Class B Common Stock that may be granted under the Amended Incentive Plan, all of which are subject to stockholder approval at the 2003 Annual Meeting.

                                                                                            (c)
                                                                                         Number of
                                                                                    Securities Remaining
                                                                                       Available for
                                       (a)                            (b)           Future Issuance Under
                               Number of Securities             Weighted-average     Equity Compensation
                                 To be Issued Upon                  Exercise          Plans (Excluding
                               Exercise of Outstanding        Price of Outstanding   Securities Reflected
                                      Options                        Options             in Column (a))
                               -----------------------        --------------------  ----------------------
Equity compensation plans
   approved by stockholders:
  Class A Common Stock               2,033,143(1)                    $ 29.97              949,968(2)
  Class B Common Stock                 476,962                         43.44            2,861,776(3)
                                     ---------                                          ---------
    Total...........                 2,510,105                         32.53            3,811,744
                                     =========                                          =========
Equity compensation plans
   not approved by
   stockholders.....                    None                              --                None

(1) Excludes 155,000 of the equivalent shares of Class A Common Stock issuable upon the exercise of outstanding stock options under the SIG Holdings, Inc. ("SIG") option plan assumed by the Company as part of its merger with SIG in 1996. Under SIG's option plan, 696,154 SIG options are outstanding. Upon exercise, the holder of a SIG option is entitled to receive (i) .1399 of a share of Class A Common Stock for each option; plus (ii) an additional number of shares of Class A Common Stock equal to the quotient of (a) $1.90 multiplied by the number of options being exercised increased by an interest component from the time of the merger to the exercise date, divided by (b) the average closing share price for the Company's Class A Common Stock for the ten days prior to the exercise date. These options have an exercise price of $0.02. The Company has not made, and will not make, any other grants or awards of equity securities under the SIG option plan.

(2) Of these shares, 351,561 shares of Class A Common Stock were available for purchases pursuant to the Company's Employee Stock Purchase Plan. These shares may be purchased by the employee at 85% of the market value under the terms and conditions set forth in the plan.

(3) Under the Incentive Plan approved at the 1997 Annual Meeting, 715,447 shares were available for issuance as restricted or deferred shares of the Company's Class B Common Stock and 2,146,329 shares were available for issuance as options for the Company's Class B Common Stock.


PENSION PLANS

The Reliance Standard Life Insurance Company Pension Plan (the "Pension Plan") is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company. Benefits under the Pension Plan at the employee's normal retirement age, which for this purpose is 65, are calculated as the employee's years of service up to 35 years multiplied by the sum of (i) 0.85% of the employee's average compensation for the five consecutive calendar years in the last ten years of participation prior to retirement during which the employee was most highly paid ("Average Compensation") up to and including the employee's Social Security covered compensation level plus (ii) 1.5% of the employee's Average Compensation in excess of their Social Security covered compensation level. The benefits under the Pension Plan are increased by 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Average Compensation is subject to the statutory limitation pursuant to the Code of $200,000 for 2003 (or any limits as required by the Code in the future). Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and continue to accrue benefits generally until termination of employment, death or retirement. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the "RSL SERP") provides certain key employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company with the opportunity for additional postemployment income, which would otherwise have been limited under the Pension Plan due to the statutory limit on employee's compensation as calculated under the Pension Plan pursuant to the Code. The RSL SERP is a nonqualified deferred retirement plan and is unfunded. Retirement benefits under the RSL SERP are calculated in a similar manner as those under the Pension Plan, except that Average Compensation is limited under the plan to $301,100 for 2003 (adjusted annually by the Social Security Cost of Living Adjustment). Any benefits payable under the Pension Plan are deducted from the benefit calculated under the RSL SERP. All other terms and conditions of the RSL SERP are substantially identical to those contained in the Pension Plan.

The estimated annual benefits payable under the Pension Plan and the RSL SERP at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2003.

                                               Years of Service as
   Average                Retirement Plan Participant and Estimated Amount of Benefits
Compensation         10           15           20           25           30           35
------------       -------      -------      -------      -------      -------      -------
 $175,000....      $23,392      $35,088      $46,784      $58,480      $70,176      $81,872
  200,000....       27,142       40,713       54,284       67,855       81,426       94,997
  225,000....       30,892       46,338       61,784       77,230       92,676      108,122
  250,000....       34,642       51,963       69,284       86,605      103,926      121,247
  300,000....       42,142       63,213       84,284      105,355      126,426      147,497
  350,000....       49,642       74,463       99,284      124,105      148,926      173,747
  400,000....       57,142       85,713      114,284      142,855      171,426      199,997

The following executives named in the Summary Compensation Table shown under "Executive Compensation" are covered by the Pension Plan and/or the RSL SERP:


                                         Years of Credited Service
   Name                                  As of December 31, 2002
------------                             -------------------------
Chad W. Coulter.......................                 12
Lawrence E. Daurelle..................                  8
Robert M. Smith, Jr...................                  9

DCM PENSION PLAN

The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified, noncontributory defined benefit pension plan that provides retirement benefits to Robert Rosenkranz and, in certain instances, death benefits to his beneficiary. Benefits under the DCM Pension Plan at Mr. Rosenkranz's normal retirement age, which for this purpose is 65, are calculated as Mr. Rosenkranz's years of service up to 35 years multiplied by the sum of (i) 0.85% of Mr. Rosenkranz's Average Compensation which is not in excess of the Social Security covered compensation level plus (ii) 2.0% of Mr. Rosenkranz's Average Compensation in excess of the Social Security covered compensation level. The benefits under the DCM Pension Plan are increased by 1% of Mr. Rosenkranz's Average Compensation multiplied by the years of service in excess of 35. Benefits are reduced if Mr. Rosenkranz elects an earlier retirement date. The DCM Pension Plan is unfunded; however, plan payments are unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz. Mr. Rosenkranz does not participate in either the Pension Plan or the RSL SERP. At December 31, 2002, the years of credited service covered by the DCM Pension Plan for Mr. Rosenkranz are 25 years.

The estimated annual benefits payable under the DCM Pension Plan at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2003.

                                   Years of Service as
                 Retirement Plan Participant and Estimated Amount of Benefits
  Average      ---------------------------------------------------------------
Compensation      10         15         20         25         30         35
------------    ------    --------   --------   --------   --------   --------
$ 800,000....  $154,944   $232,416   $309,887   $387,359   $464,831   $542,303
  900,000....   174,944    262,416    349,887    437,359    524,831    612,303
1,000,000....   194,944    292,416    389,887    487,359    584,831    682,303
1,100,000....   214,944    322,416    429,887    537,359    644,831    752,303
1,200,000....   234,944    352,416    469,887    587,359    704,831    822,303


EMPLOYMENT CONTRACT

The Company has entered into an agreement with Mr. Smith which provides that if he is terminated without good and reasonable cause he will be entitled to a severance payment up to a maximum of twelve months of base salary, plus health benefits.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Fox and Rhodes, the members of the Stock Option and Compensation Committee during 2002, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                               PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Class A Common Stock to the total return on the common stock of the companies included in the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Insurance Index ("S&P Insurance Index") has been provided. The S&P Insurance Index is based on the Standard & Poor's ("S&P") Insurance Composite Index for the years from 1992 through 2001, which index was discontinued by S&P at the end of 2001. In 2002, S&P introduced the S&P 500 Insurance Index which includes companies in the life/health, multi-line and property-casualty insurance businesses, similar to those included in the former S&P Insurance Composite Index, and also includes insurance brokers. The performance graph should be analyzed in connection with the tables on the preceding pages detailing the payment of compensation and the granting of employee stock options. The graph reflects a $100 investment in the Company's Class A Common Stock and the indices reflected therein as of December 31, 1997, and reflects the value of that investment on various dates from December 31, 1992 through December 31, 2002.

As of
December 31:    1992    1993     1994    1995     1996    1997     1998     1999     2000    2001     2002
Delphi           26      45       34      39       64      100      121      72       93      81       93

S&P 500
Index            40      44       44      61       75      100      129      156     141      125      97

S&P
Insurance        37      39       39      55       68      100      103      107     149      129      102
Index

The following table presents the average annual total returns on the Company's Class A Common Stock, the S&P 500 Index and the S&P Insurance Index for the periods presented. The average annual total returns are based on the growth or decline in the value of a $100 investment in the Company's Class A Common Stock and the indices depicted in the performance graph, respectively, for the periods indicated in the table. The average annual total return is the percentage rate that would have produced the same result, on a compounded basis, if the rate of growth or decline in the value of the Company's Class A Common Stock and the indices had been constant throughout the period. To illustrate, a hypothetical cumulative total return of 100% over 10 years would result in an average annual total return of 7.18%, which is the constant annual rate that would equal 100% growth on a compounded basis in 10 years. Such calculation does not take into account any brokerage commissions or taxes payable by a holder of the Company's Class A Common Stock that would have reduced returns.

The following table does not reflect the average annual total returns of the Company's Class A Common Stock or the indices for all periods reflected in the above performance graph, and is not intended as a substitute for, or to be given greater weight than, the information contained in such graph. An investment cannot be directly made in the indicated indices. While average annual total returns represent one means of comparing the performance of an investment in the Company's Class A Common Stock to that of such indices for the indicated periods, it should be emphasized that the performance of the Company's Class A Common Stock has not been and will not be constant over time, but varies from year to year, and that average annual total returns represent averaged figures as opposed to actual year-to-year performance. Past performance is not a guarantee of future results.

Average Annual Total Returns for
the period ended December 31, 2002:     1 Year       3 Years      5 Years       10 Years
                                      ----------    ----------   ---------      -------
Delphi                                    14.84%        8.71%      -1.50%        13.42%
S&P 500 Index                            -22.10%      -14.55%      -0.59%         9.34%
S&P Insurance Index                      -20.69%       -1.53%       0.45%        10.81%


                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's executive officers (including the named executive officers) is supervised by the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"). The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for increasing levels of profit and stockholder value.

Consistent with the above compensation philosophy, the total annual compensation for senior officers of the Company and its subsidiaries is determined by one base element, salary, and two incentive elements, annual bonus and grants of stock options under the Employee Option Plan or, in the case of Mr. Rosenkranz, the Incentive Plan. In the future, subject to stockholder approval, grants of stock options, as well as restricted shares, restricted share units, and other share-based awards, will also be available under the Plan or, in the case of Mr. Rosenkranz, the Amended Incentive Plan.

Salary for executive officers of the Company and its subsidiaries is determined by analysis of three factors, consisting of (i) salary levels for executive officers at other companies with comparable responsibilities; (ii) evaluation of the individual executive officer's performance; and (iii) the Company's ability to pay. While the three factors are not formally weighted, the Company's ability to pay is a threshold consideration.

The level of base salary paid to an executive officer is determined on the basis of the individual's overall performance and compensation level at the Company during the prior year and such other factors as may be appropriately considered by the Compensation Committee and by management in making its proposals to the committee. The level of the annual bonus for the executive officers of the Company is established by the Compensation Committee according to the operating performance of the Company and the individual performance of the executive officer during the year, and such other factors as are deemed appropriate by the committee and by management in making its proposals to the committee. For Mr. Rosenkranz, formal bonus criteria are adopted annually by the Compensation Committee. The criteria in effect for 2002 and 2003 have provided Mr. Rosenkranz with the opportunity to earn a partial annual bonus of up to 60% of base salary based on the operating return on equity percentage achieved by the Company. The remaining portion of the bonus, if any, is determined in the discretion of the Compensation Committee based on its performance evaluation with respect to various specified factors, such as the Company's financial performance other than that captured in the operating return on equity percentage and the improvement in the relative valuation of the Company's stock compared to industry peers.

For executive officers employed in the insurance operations at RSLIC, the level of cash bonus paid is determined under the Senior Management Incentive Plan administered by the Compensation Committee of RSLIC's Board of Directors. The criterion determining the maximum level of bonus attainable under this plan consists of RSLIC's operating performance for the year relative to the pre-determined target, and such bonus further depends on an assessment of the particular individual's performance. The level of the annual bonus for the executive officers employed in the insurance operations at SNCC is established based on the operating performance of SNCC for the year and the individual performance of such executive officer for the year. In the cases of both RSL and SNCC employees, bonus as a percentage of base salary generally increases with the level of responsibility of the executive officer with other executives' respective potential bonuses reduced as their level of responsibility decreases.

The principal method for long-term incentive compensation for executive officers other than Mr. Rosenkranz (for whom the principal method is the Incentive Plan) is the Employee Option Plan described above under "Executive Compensation - Employee Stock Option Plan" and compensation thereunder takes the form of nonqualified stock option grants. Those grants are designed to promote the identity of long-term interests between key employees of the Company and its subsidiaries and the Company's stockholders, since the value of options granted will increase or decrease with the value of the Company's common stock. In this manner, key individuals are rewarded in a manner that is commensurate with increases in stockholder value. The size of a particular option grant is determined based on the individual's position with and contributions to the Company (or, in the case of new hires, the individual's current position and anticipated contributions). These grants also typically include five year vesting periods to encourage continued employment, but in certain cases may vest immediately. In the future, subject to stockholder approval, grants of stock options, as well as restricted shares, restricted share units, and other share-based awards, will also be available under the Plan.

Mr. Rosenkranz's compensation for 2002 was determined based on the factors described above. In addition, under the Incentive Plan, as described above under "Executive Compensation - Incentive Plan," Mr. Rosenkranz has been eligible to receive awards contingent on performance of the Company's stock that exceeds the total return of the S&P Insurance Index Total Return. However, the index on which this measure is based has been discontinued by Standard & Poor's. The ultimate value of awards under the Incentive Plan will depend on the Company's stockholder returns, since a portion of such awards consist of restricted or deferred shares, the value of which will be subject to market risk so long as Mr. Rosenkranz remains employed with the Company (and which are forfeitable if such employment terminates under certain circumstances). In addition, options awarded will have value to Mr. Rosenkranz only to the extent that the Company's stock price appreciates following the grant date. Mr. Rosenkranz did not receive an award under the Incentive Plan for 2002. The Compensation Committee in 2003 amended and restated the Incentive Plan to provide that future awards thereunder shall be made in the sole discretion of such committee. Such amendment and restatement is subject to stockholder approval at the 2003 Annual Meeting. See "Proposal to Adopt the Amended and Restated Long-Term Performance-Based Incentive Plan."

Section 162(m) of the Code limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers in excess of $1 million per year. The Stock Option and Compensation Committee intends to establish and maintain executive compensation levels and programs that will be competitive within the industry and will attract and retain highly talented individuals. Executive compensation will be structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.


        STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                 Edward A. Fox                Thomas L. Rhodes

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to two consulting agreements, RSLIC and the Company pay to a wholly owned subsidiary of Rosenkranz & Company certain fees associated with the formulation of the business and investment strategies of the Company and its subsidiaries. These fees amounted to $4.1 million for the year ended December 31, 2002. These fees generally increase at an annual rate of 10.0% and are expected to be $4.5 million for calendar year 2003. Pursuant to a cost-sharing arrangement, a subsidiary of the Company received payments from a wholly-owned subsidiary of Rosenkranz & Company, Acorn Partners, and various other entities in which Mr. Rosenkranz has direct and indirect beneficial interests, in respect of expenses associated with the sharing of office space and office personnel. The total amount of these payments during 2002 was $1.6 million. Of the aggregate amounts paid for services rendered during the year ended December 31, 2002 pursuant to the consulting agreements, $2.3 million was earned by Mr. Rosenkranz due to his indirect and direct financial interests in Rosenkranz & Company. Management believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope than the services provided thereunder. During 2002, subsidiaries of the Company and other companies in which the Company had a financial interest maintained arrangements with entities in which Mr. Rosenkranz has a financial interest, under which $33.5 million in assets are presently managed pursuant to a discrete investment program. Under such arrangement, asset-based and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. Management believes that such fees, which totaled $2.0 million in 2002, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs.

Pursuant to various investment management agreements, subsidiaries of the Company paid a total of $211,019 in fees during 2002 to an investment advisor, Hyperion Capital Management, Inc. ("Hyperion"), of which Mr. Ranieri is the Chairman. Management believes that the fees charged by Hyperion under the investment management agreements are comparable to the fees charged by other unaffiliated investment advisors for these types of services. In addition, in 2002, a subsidiary of the Company made an equity investment of $1.0 million in a limited partnership in which Mr. Ranieri holds a substantial equity interest. The general partner of such partnership, which was formed in connection with the acquisition of a banking institution, is controlled by Mr. Ranieri. The terms of the Company's investment were the same as those of Mr. Ranieri's and the third party investors' in the partnership, and Mr. Ranieri does not receive any management fees or other compensation in respect of such investment.

During 1998, the Company entered into various reinsurance agreements with Oracle Reinsurance Company Ltd. ("Oracle Re"), a wholly-owned subsidiary of Delphi International Ltd. ("Delphi International"), an independent Bermuda insurance holding company of which Mr. Rosenkranz was the Chairman of the Board and beneficially owned approximately 26.8% of the common stock, and of which Messrs. Fox, Ilg, Ranieri, Rhodes and Smith also served as directors through March 2002, when its voluntary liquidation was completed. In October 2001, Oracle Re and the Company consummated the commutation of their reinsurance agreements, pursuant to which Oracle Re paid approximately $84.0 million to the Company (net of $11.5 million which had been held by the Company) related to the reserves ceded to Oracle under such agreements. Also during 1998, the Company and certain of its subsidiaries purchased 9% subordinated notes from Delphi International with a principal amount of $40 million, of which notes with a principal amount of $10 million were subsequently sold to an unaffiliated entity. Such notes were scheduled to mature in full in January 2028. In furtherance of the commutation of the reinsurance agreements, in October 2001, the Company agreed to waive certain amounts due to the Company under these notes, and in March 2002,

Delphi International repaid the amount due under the subordinated notes as reduced by the amount of the waiver. The waiver amount was approximately $7.5 million. In January 1998, the Company provided a five-year loan to Robert M. Smith, Jr., Executive Vice President of the Company in the amount of $131,160 to finance a portion of the costs of his purchase of common stock of Delphi International. Interest accrued on such loan at the rate charged to the Company under its senior bank revolving credit facility (LIBOR plus 0.45%). The Delphi International common shares purchased were pledged to the Company to secure the loan, and the Company had recourse only against such common shares. In March 2002, the Company received proceeds of $152,957, representing the liquidating distribution by Delphi International on such common shares, in full settlement of the principal and interest due on the loan of $167,003.

                              INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as the Company's independent auditors for 2002 and is expected to so serve in 2003. During 2002 and 2001, Ernst & Young LLP billed the Company for the following professional services:

Audit Fees. Fees for audit services rendered by Ernst & Young LLP were $621,000 in 2002 and $534,000 in 2001, including fees associated with the annual audit, reviews of the condensed financial statements included in the Company's quarterly reports on Forms 10-Q and statutory audits required for the Company's insurance subsidiaries.

Audit-Related Fees. Fees for audit-related services were $416,000 in 2002 and $408,000 in 2001. Audit-related services primarily include permitted internal audit outsourcing and actuarial attestation services.

Tax Fees. Fees for tax services, including tax compliance, advice and planning, were $28,000 in 2002 and $49,000 in 2001.

Financial Information Systems Design and Implementation Fees. No services of this type were rendered by Ernst & Young LLP to the Company during 2002 or 2001.

All Other Fees. No services other than the types described above were rendered by Ernst & Young LLP to the Company during 2002 or 2001.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 2002 Annual Report on Form 10-K for the year ended December 31, 2002, which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis, except that Mr. Rosenkranz's Form 4 and Rosenkranz and Company's Form 4 reporting a distribution of Company shares to limited partners made by Rosenkranz & Company in 2002 were filed one month late and Mr. Rosenkranz's Form 4 reporting a sale of Company shares by a charitable remainder trust during 2002 was filed five months late.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 2003.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT ROSENKRANZ

                                          Robert Rosenkranz
                                          Chairman of the Board

                                                                       EXHIBIT A

                          DELPHI FINANCIAL GROUP, INC.
             2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

1. PURPOSES

The purposes of the 2003 Long-Term Incentive and Share Award Plan are to advance the interests of Delphi Financial Group, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates and other participants upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

      (A) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 30% of the combined voting power of all classes of stock of such entity or at least 30% of the ownership interests in such entity.

      (B) "AWARD" means any Option, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

      (C) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

      (D) "BOARD" means the Board of Directors of the Company.

      (E) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

      (F) "COMMITTEE" means the Stock Option and Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

      (G) "COMPANY" means Delphi Financial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

      (H) "ELIGIBLE PERSON" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) another individual who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its Subsidiaries or Affiliates. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring, prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services.

      (I) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

      (J) "FAIR MARKET VALUE" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the applicable date (or, if the Shares were not traded on that day, the next preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially reported on such exchange.

      (K) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

      (L) "NQSO" means any Option that is not an ISO.

      (M) "OPTION" means a right, granted under Section 5(b), to purchase
Shares.

      (N) "OTHER SHARE-BASED AWARD" means a right, granted under Section 5(e), that relates to or is valued by reference to Shares.

      (O) "PARTICIPANT" means an Eligible Person who has been granted an Award under the Plan.

      (P) "PLAN" means this 2003 Employee Long-Term Incentive and Share Award Plan.

      (Q) "RESTRICTED SHARES" means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

      (R) "RESTRICTED SHARE UNIT" means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

      (S) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

      (T) "SHARES" means Class A common stock, $.01 par value per share, of the Company.

      (U) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION

      (A) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

            (I) to select Eligible Persons to whom Awards may be granted;

            (II) to designate Affiliates;

            (III) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

            (IV) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

            (V) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

            (VI) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

            (VII) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

            (VIII) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

            (IX) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

            (X) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

            (XI) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

      (B) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including but not limited to the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

      (C) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be indemnified and protected by the Company with respect to any such action, determination, or interpretation.

      (D) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such qualified performance-based compensation.

4. SHARES SUBJECT TO THE PLAN

      (A) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,000,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of shares to which outstanding Awards then relate, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

      (B) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 500,000 Shares, and (ii) with respect to Restricted Shares, Restricted Share Units or Other Share-Based Awards intended to qualify as qualified performance-based compensation within the meaning of Section 162(m) of the Code, shall be the equivalent of 150,000 Shares during a calendar year to any Eligible Person under this Plan.

      (C) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

      (D) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. SPECIFIC TERMS OF AWARDS

      (A) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

      (B) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

            (I) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

            (II) OPTION TERM AND EXERCISE PERIOD. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option. The last day of the term of an Option shall be referred to herein as its "Expiration Date." Subject to Sections 5(b)(iii) through 5(b)(vi), Options may be exercised by a Participant only for so long as such Participant is employed by the Company.

            (III) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Award Agreement, in the event that the employment of a Participant by the Company, its Subsidiaries or Affiliates shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within ninety (90) days after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

            (IV) DEATH OR DISABILITY. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, Options may be exercised at any time within one (1) year after the Participant's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

            (V) DISCHARGE FOR CAUSE. If a Participant is discharged for cause, all unexercised Options shall terminate as of the date of discharge. Whether a Participant is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

            (VI) RETIREMENT. Notwithstanding the provisions of Section 5(b)(iii) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Participant to exercise Options up to one (1) year following the Participant's retirement under the Company's, its Subsidiary's or its Affiliate's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

            (VII) NON-EMPLOYEE OPTIONEES. Section 5(b)(ii) (except for the first sentence thereof) through (vi) shall not apply with respect to Options having been granted to a Participant who is not an employee of the Company, a Subsidiary, or an Affiliate (a "Non-Employee Optionee"). In the case of any such Options, the Award Agreement shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

            (VIII) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Award Agreement at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Participant and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of the Shares underlying such Option (to the extent that such Options would have been exercisable by the Participant upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Award Agreement at the time of grant or thereafter), less (ii) the aggregate exercise price under such option.

            (IX) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, unless otherwise determined by the Committee that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

            (X) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

      (C) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

            (I) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If Restricted Shares are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Shares shall be issued in accordance with the provisions of Section 7 below.

            (II) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

            (III) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

            (IV) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

      (D) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

            (I) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If Restricted Share Units are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Share Units shall be issued in accordance with the provisions of Section 7 below.

            (II) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

      (E) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(e).

6. CERTAIN PROVISIONS APPLICABLE TO AWARDS

      (A) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

      (B) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

      (C) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

      (D) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

      (E) NONCOMPETITION. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

      (A) GENERAL. If the Committee determines that an award of Restricted Shares or Restricted Share Units or an Other Share-Based Award to be granted to a Participant should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

      (B) PERFORMANCE GOALS GENERALLY. The performance goals for such Awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

      (C) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Shares; total shareholder return; operating income or earnings; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; or net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

      (D) PERFORMANCE PERIOD; TIMING FOR ESTABLISHED PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "qualified performance-based compensation" under Section 162(m) of the Code.

      (E) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7.

      (F) WRITTEN DETERMINATION. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7 shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

8. CHANGE OF OWNERSHIP PROVISIONS

      (A) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Ownership, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Ownership, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Ownership.

      (B) DEFINITION OF CHANGE OF OWNERSHIP. For purposes of this Section 8, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
(3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

9. GENERAL PROVISIONS

      (A) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

      (B) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving anyone the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate anyone's employment or service at any time.

      (C) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

      (D) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants; provided, however, that any such amendment, alteration, suspension, discontinuance or termination shall be subject to the approval of the Company's shareholders (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. Notwithstanding the foregoing, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

      (E) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

      (F) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

      (G) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt or utilize such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      (H) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company unless the Company, a Subsidiary or Affiliate shall determine otherwise.

      (I) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      (J) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

      (K) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of April 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

      (L) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                       EXHIBIT B

                          DELPHI FINANCIAL GROUP, INC.
                SECOND AMENDED AND RESTATED DIRECTORS STOCK PLAN

Delphi Financial Group, Inc. (the "Company") has adopted the Second Amended and Restated Delphi Financial Group, Inc. Directors Stock Plan effective April 1, 2003, subject to the approval of the stockholders of the Company. This Plan amends and restates the Company's Amended and Restated Directors Plan, as amended.

1. PURPOSE

This Amended and Restated Directors Stock Plan (the "Plan") is intended to increase the proprietary interest in Delphi Financial Group, Inc. (the "Company") of outside directors of the Company, i.e., directors who are not officers or employees of the Company or its subsidiaries, whose continued services are important to the continued success of the Company, thereby providing them with additional incentive to continue to serve as directors. The Plan provides for the issuance of nonqualified stock options ("Options") and Restricted Shares, as set forth below. The Plan shall be effective upon its approval by the stockholders of the Company (as provided in Section 10 below).

2. ADMINISTRATION

Except as to discretionary grants of Options pursuant to Section 5(B), the Plan shall be substantially self-executing. Such discretionary grants, and any administrative determinations regarding the Plan that may be required to be made, shall be made pursuant to the affirmative vote of a majority of the members of a committee consisting of the members of the Company's Board of Directors (the "Committee"). All ministerial matters relating to the Plan shall be performed by or at the direction of the Committee.

3. ELIGIBILITY

The persons who shall receive Options or Restricted Shares (the "Participants") shall be members of the Company's Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Subsidiaries"), as that term is defined by Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Persons eligible to be Participants are sometimes referred to herein as "Outside Directors."

4. STOCK

The stock subject to the Options and Restricted Shares (collectively, the "Awards") shall be shares (the "Shares") of the Company's authorized but unissued or reacquired Class A common stock, par value $.01 per share. The aggregate number of Shares as to which Awards may be granted shall not exceed 450,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 5(F) of the Plan. In the event that any outstanding Award under the Plan for any reason expires, terminates or is cancelled, the Shares allocable to the unexercised portion of an Option or the unvested portion of Restricted Shares will again be available for Awards thereafter made under the Plan.

5. TERMS AND CONDITIONS OF AWARDS

      A. OPTION GRANTS. Options shall automatically be granted under the Plan as follows:

            (I) On the day immediately following the date on which the Plan is approved by the stockholders of the Company (as provided in Section 10 below), and thereafter on the first business day immediately following each date on which the Company holds its annual meeting of stockholders (commencing with the 2004 meeting), each Outside Director then in office will automatically be awarded as of such date Options exercisable for a number of Shares determined pursuant to the following formula: Number of Option Shares = 2,650 (with such amount to be automatically proportionately adjusted to reflect the cumulative effect of all events of the type referred to in Section 5(C)(ix) hereof having occurred prior to such date) multiplied by [1 + (.125 multiplied by the number of years of continuous years of service of such Outside Director to that point, including any portion of a year of service, which shall be treated as a full year)].

            (II) Each Outside Director shall, on the first business day following each date on which such director is elected, re-elected or appointed, as applicable, to the Company's Board of Directors (such following day, the "Award Date"), commencing with the elections to occur at the 2003 annual meeting of stockholders, be awarded Options in lieu of the cash amount (the "Retainer Amount") that such director would be entitled to receive for serving as such in the period from the Award Date up to the date of the Company's next following annual meeting of stockholders, exclusive of meeting fees, fees for serving on any committee of the Board, or fees associated with any other services provided to the Company or its Subsidiaries. Such Options will be exercisable for the nearest number of whole Shares determined pursuant to the following formula:
Number of Option Shares = (Retainer Amount multiplied by 3), divided by (Fair Market Value, as that term is defined in Section 5(C)(ii) hereof, as of the award date). Notwithstanding the foregoing, Options will not be awarded pursuant to this Section 5(A)(ii) if the Outside Director files with the Secretary of the Company, on or prior to the commencement of the calendar year in which the applicable Award Date is to occur, a written election not to receive Options in lieu of the Retainer Amount (other than the first Award Date following approval of the Plan and the Award Date following the date on which such director is first elected or appointed, in which case such election may be made at any time prior to such Award Date) and instead to receive either cash or Restricted Shares, as set forth below. The number of Restricted Shares credited to an Outside Director who elects such Awards shall be the nearest number of whole Shares determined by dividing the Retainer Amount (or, in the case of an Outside Director who has elected to receive cash, the Retainer Amount to the extent it exceeds the maximum cash payable) by the Fair Market Value of a Share on the Award Date.

      B. DISCRETIONARY OPTION GRANTS. Without limiting the operation of Section 5(A) hereof, the Committee may also make discretionary Option grants to Outside Directors hereunder. The Committee may determine in its discretion the Outside Directors to whom any such Options are to be granted under this Plan, the number of Shares to be subject to each such Option and the other terms and conditions of such Options, consistent with the terms of the Plan.

      C. TERMS OF OPTIONS. Promptly after each award pursuant to Section 5(A) or
Section 5(B) hereof, a Notice of Award of Stock Option (an "Option Notice") shall be given to each Optionee, which notice shall comply with and be subject to the following terms and conditions:

            (I) NUMBER OF SHARES. Each Option Notice shall state the number of Shares to which it pertains.

            (II) OPTION PRICE. Each Option Notice shall state the Option price per Share, which shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option (the "Option Price"). For purposes hereof, "Fair Market Value" shall be the closing price on the applicable date of a Share, as reported on the New York Stock Exchange (the "NYSE"), or, if the Shares are not then listed for trading on the NYSE, the closing price of the Shares as reported on another recognized securities exchange or on the NASDAQ National Market System if the Shares shall then be listed on such exchange or system. If the Shares did not trade on the award date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Shares were traded preceding the award date.

            (III) PAYMENT OF OPTION PRICE. The Option Notice may provide that the Optionee may make payment of the Option Price in cash, Shares or such other consideration as may be specified therein or as may be acceptable to the Committee, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.

            (IV) TERM, TRANSFERABILITY AND EXERCISABILITY OF OPTIONS.

                  (A) Each Option Notice shall state the date on which the Option shall expire (the "Expiration Date"), which shall be ten years from the date on which the Option is awarded. Options are not assignable or transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or by Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, if provided in the applicable Option Notice (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred for no consideration by the Optionee to members of his or her immediate family, to a trust or trusts established for the exclusive benefit only of one or more members of his or her immediate family or to a partnership or other entity in which his or her immediate family members are the only partners or owners. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

                  (B) Options granted pursuant to Section 5(A)(i) hereof shall become exercisable in five equal annual installments of twenty percent (20%) per year. Options granted pursuant to Section 5(A)(ii) hereof shall become exercisable in four substantially equal installments (without taking into account any fractional share) on the dates which follow the date of the grant by 90, 180, 270 and 360 days, respectively. Options granted pursuant to Section 5(B) hereof shall become exercisable on such terms and conditions as are established by the Committee and set forth in the Option Notice. Once Options with respect to Shares become exercisable as aforesaid, they may be exercised in whole or in part from time to time through the applicable Expiration Date, subject to the terms and conditions hereof. Upon or in connection with a Change of Ownership, each Optionee shall have the right, immediately prior to such Change of Ownership, to exercise his or her Options without regard to the foregoing installment provisions as to exercisability. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
(3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

                  (C) At any time and from time to time when any Option or portion thereof is exercisable, such Option or portion thereof may be exercised in whole or in part, as applicable; provided, however, that the Company shall not be required to issue fractional Shares.

            (V) TERMINATION OF SERVICE EXCEPT BY DEATH, DISABILITY, RETIREMENT OR REMOVAL FOR CAUSE. In the event that the Optionee shall cease to be an Outside Director for any reason other than death, disability, retirement or removal for cause as further provided herein, Options granted pursuant to
Section 5(A)(i) and Section 5(B) hereof may be exercised only within three (3) months after such termination of service or such longer period as may be established by the Committee at the time of grant or thereafter. Sections 5(C)(vi) and 5(C)(viii) hereof shall not be construed to limit the right of an Optionee (or, in the case of the death of an Optionee, the persons referenced in the second sentence of Section 5(C)(vi)) to exercise Options granted pursuant to
Section 5(A)(ii) hereof prior to their Expiration Date. Notwithstanding anything contained in this Plan to the contrary, any Option that is not exercisable on the last day on which an Optionee is an Outside Director shall expire immediately, and in no event shall any Option be exercised after its Expiration Date.

            (VI) DEATH OR DISABILITY OF OPTIONEE. In the event an Optionee shall die or become disabled while a director of the Company, Options may be exercised at any time within one (1) year after the Optionee's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent that such Option was exercisable by the Optionee on the last day on which the Optionee was an Outside Director, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee or a representative, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

            (VII) REMOVAL FOR CAUSE. If an Optionee is removed as a director of the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, all unexercised Options shall terminate as of the date of such Optionee's removal.

            (VIII) RETIREMENT. To the extent an Option was exercisable on the last date of service as a director of the Company, such Option may be exercised up to one (1) year following the Optionee's retirement at or after age 75 or such longer period as may be established by the Committee at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date.

            (IX) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

      D. RESTRICTED SHARES. Restricted Shares issued hereunder will vest in four equal installments on the dates which follow the date of grant by 90, 180, 270 and 360 days, respectively. From and after the date of grant, the Participant will be entitled to vote and receive dividends, if any, on the Restricted Shares. In the event the Participant's service on the Board of Directors ceases for any reason prior to a vesting date, the unvested Restricted Shares shall be forfeited to the Company. Notwithstanding the foregoing, the Restricted Shares shall vest in full upon a Change of Ownership (as defined above). Prior to vesting, the Restricted Shares shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code.

      E. RECAPITALIZATION, REORGANIZATION, ETC., OF COMPANY.

            (I) Subject to any required action by the stockholders, the number of Shares covered by each outstanding Award, and the price per Share of any Option so covered, shall automatically be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

            (II) If, pursuant to any reorganization, recapitalization, sale or exchange of assets, consolidation or merger, outstanding Class A Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, whether or not any such transaction gives rise to a Change of Ownership, any Awards under the Plan theretofore granted shall apply to the securities or property into which the Class A Common Stock covered thereby shall be so changed or for which such Class A Common Stock shall be exchanged. In any of such events, the total number and class of Shares then remaining available for issuance under the Plan (including Shares reserved for outstanding Awards and Shares available for future grant of Awards under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the Shares covered by the Plan immediately prior to such event.

            (III) In the event of a change in the Class A Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class A Common Stock within the meaning of the Plan.

            (IV) Adjustments pursuant to Section 5(F)(ii) hereof shall be made by the Committee, whose determination as to which shall be final, binding and conclusive.

            (V) Except as hereinbefore expressly provided in this Section 5(F), a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Award.

            (VI) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, mergers, reorganizations or changes of its capital or business structure, to merge or to consolidate, to dissolve or liquidate or to sell or transfer all or any part of its business or assets.

      F. RIGHTS AS A STOCKHOLDER. No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made to outstanding Options for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Section 5(F) hereof.

      G. INVESTMENT PURPOSE. Each Award made under the Plan shall be granted on the condition that any purchases of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares are registered under the Securities Act of 1933, as amended (the "Act"), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Act, or any other applicable law, regulation or rule of any governmental agency.

      H. OTHER PROVISIONS. The Option Notice and the terms of other Awards shall comply with and be subject to the terms and conditions of the Plan, and shall contain such other terms, conditions and provisions as the Committee shall deem advisable.

6.    TERM OF PLAN

Awards shall be granted pursuant to the Plan from time to time within the period of ten years from the earlier of the date of adoption of the Plan and the date on which the Plan is approved by the stockholders of the Company.

7.    AMENDMENT OF THE PLAN

The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NYSE or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded.

8.    APPLICATION OF FUNDS

The proceeds received by the Company from the sale of shares pursuant to Options will be used for general corporate purposes.

9.    NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

10.   APPROVAL OF STOCKHOLDERS

This Plan shall be effective upon its approval by the stockholders of the Company.

11.   NO RIGHT TO NOMINATION

Neither the Plan nor any action taken hereunder shall be construed as giving any director any right to be nominated for reelection to the Company's Board of Directors.

12.   EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees or directors of or persons associated with the Company or any Subsidiary, or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                                                                       EXHIBIT C

                          DELPHI FINANCIAL GROUP, INC.
                              AMENDED AND RESTATED
                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

1.    PURPOSE

The purpose of this Amended and Restated Long-Term Performance-Based Incentive Plan (the "Plan") is to advance the interests of Delphi Financial Group, Inc. (the "Company") by providing Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, with a compensation arrangement that may be utilized to reward him for his contributions to the performance of the Company and enhancement of the interests of the Company's stockholders, subject to the terms of the Plan. Subject to stockholder approval as set forth in
Section 3 hereof, the Plan will replace and supersede the Long-Term Performance-Based Incentive Plan previously adopted by the Company and approved by the stockholders of the Company on May 13, 1997 (the "Predecessor Plan").

The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Restricted Stock, Deferred Shares, or Options, or a combination of each type of Award, all as more fully described below.


2.    ADMINISTRATION

Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Company's Class A common stock (the "Stock") is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee shall be Non-Employee Directors within the meaning of Rule 16b-3 under the 1934 Act, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall satisfy any applicable requirements of any exchange or system on which the Stock is listed or traded. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) determine the number of shares subject to any Award and grant Awards at such time or times as it determines in accordance with the Plan; (b) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any required written notices and elections, and change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the

Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be final and conclusive and will bind all parties. The Committee shall certify the achievement of any performance goals established pursuant to the Plan. Nothing in this Section 2 shall be construed as limiting the power of the Committee to make adjustments under Section 8.6 hereof.

The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

The Committee may employee such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to the preceding paragraph shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.

To the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and, to the extent permitted by applicable law, advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the certificate of incorporation or by-laws of the Company or any affiliate thereof. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.


3.    EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be subject to approval by the stockholders of the Company, and Awards granted hereunder prior to such approval shall also be subject to such approval. The Plan will terminate on December 31, 2013.

4.    SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 hereof, the aggregate number of shares, measured by reference to Stock Units, subject to Award during any calendar year of the Plan (the "Award Amount") shall equal a maximum of 158,988, plus the Carryover Award Amount, as then in effect. For purposes hereof, "Stock Units" shall consist of restricted or deferred shares of Company common stock, each of which individual shares shall represent one Stock Unit, and options to purchase shares of Company common stock, each of which individual options shall represent one-third of one Stock Unit. The "Carryover Award Amount" consists of 317,796 restricted or deferred shares and options to purchase 953,924 shares of Company common stock, representing the number of such shares as to which Awards were available but not granted under the Predecessor Plan for the Performance Period (as defined in such plan) consisting of the 1999 through 2002 calendar years, and all or a portion of such Carryover Award Amount may be applied to increase the Award Amount for any calendar year of the Plan, with the Carryover Award Amount to be decreased by any portions thereof so applied for purposes of future calendar years of this Plan.

No fractional shares of Company common stock will be delivered under the Plan.


5.    PARTICIPATION AND AWARDS

      5.1   PARTICIPATION

            Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, is the sole participant in the Plan. Mr. Rosenkranz will be eligible to receive an Award under the Plan following the end of each fiscal year of the Company (each, a "Fiscal Year"), beginning with the Fiscal Year ending December 31, 2003, to the extent determined by the Committee, as set forth in Section 5.2 hereof.

      5.2   DETERMINATION OF AWARDS

            (A) Within the ninety (90) day period following the end of each Fiscal Year for which the Plan is in effect, the Committee shall determine whether and to what extent to grant an Award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such Award as between Restricted Stock, Deferred Shares and Options, each as hereinafter defined (subject to the provisions of Section 4 hereof), based on such criteria relating to Mr. Rosenkranz's performance, the Company's performance, the Company's stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an Award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Committee in its sole discretion for such year in accordance with Section 5.2(b) hereof. Any Award shall be granted on the date on which the Committee makes its determination to grant such Award, or, in the event that an Award is granted pursuant to performance criteria established in advance by the Committee for a Fiscal Year pursuant to Section 5.2(b) hereof, on the last business day of such year, provided that Mr. Rosenkranz continues to be employed on such date, it being understood that Section 5.5 hereof shall apply with respect to any Fiscal Year during which such employment terminates.

            (B) The Committee may, in its sole discretion, establish in advance with respect to any Fiscal Year objective performance criteria which it selects in its sole discretion and which, if satisfied (as determined by the Committee in its sole discretion), will give rise to a target, minimum and/or maximum potential Award hereunder (as to the number of shares subject to the Award) for such year or a specified portion thereof, as well as the composition of the Award or portion thereof to be earned if such criteria are satisfied. Any such criteria and potential Award composition shall be established by the Committee within ninety (90) days of the beginning of the Fiscal Year as to which they shall apply. The Committee may, on or before the date of grant thereof and in its sole discretion, reduce any Award earned upon satisfaction of such performance criteria.

      5.3   PAYMENT OF AWARDS

            The Award to be granted with respect to a Fiscal Year shall, subject to Section 5.4(a), consist, as applicable, of a number of shares of restricted Company Class B Common Stock ("Restricted Stock") and/or options covering a number of shares of Company Class B Common Stock ("Options") determined in accordance with Section 5.2 hereof.

            The Restricted Stock and Options shall be granted upon the terms and conditions set forth below.

      5.4   DEFERRED SHARES

            (A) AWARDS IN LIEU OF RESTRICTED STOCK. If the Committee determines that the payment of an Award, in whole or in part, in shares of Restricted Stock may result in the Company not being able to take a tax deduction under Section 162(m) of the Code upon the vesting of such Restricted Stock or otherwise would not be in the best interests of the Company, or if the Committee determines that the Plan objective of deferral of taxation may not be met by issuance of Restricted Stock, it may elect instead to pay the Restricted Stock portion of the Award in an equivalent number of Deferred Shares. Deferred Shares represent the right to receive the stated number of shares of Company Class B Common Stock upon the same events described in Section 6.2(c) hereof for the vesting of Restricted Stock. In the event that any Deferred Shares are awarded pursuant to this Section 5.4(a), all references to Restricted Stock in this Plan (including but not limited to the provisions of Section 6.2(c)) shall be deemed to apply, insofar as they are applicable, to the Deferred Shares.

            (B) DIVIDEND EQUIVALENTS. In the event that a dividend is paid or property is distributed (including, without limitation, shares of Company stock) with respect to a share of Company Class B Common Stock while a Deferred Share is outstanding, Mr. Rosenkranz shall receive with respect to each Deferred Share then outstanding:

              (I) in the case of a cash dividend, or a distribution of property other than stock, dividend equivalents in cash or such property which shall be paid concurrently with the payment of the dividend on the stock; and

              (II) in the case of stock dividends, a number of additional Deferred Shares equal to the number of whole shares of stock that would have been paid if the Deferred Shares had been stock outstanding on the date of distribution.

              Any additional Deferred Shares issued under this Section 5.4(b) shall be subject to the same terms and conditions, including with respect to vesting, forfeiture and distribution, as apply to the Deferred Shares in respect of which they are issued.

      5.5   AWARDS FOR PARTIAL YEARS

            If Mr. Rosenkranz's employment terminates during any Fiscal Year for which the Plan is in effect other than by the Company for Cause or by Mr. Rosenkranz without Good Reason, Mr. Rosenkranz will be eligible to receive an Award to the extent provided in Section 5.2 hereof. Unless otherwise provided by the Committee in connection therewith, if the Committee has established objective performance criteria and the potential Award composition for such Fiscal Year pursuant to Section 5.2(b) hereof, Mr. Rosenkranz shall, to the extent that such criteria have been satisfied (on a pro-rated basis for such partial year, where applicable) and subject to the last sentence of Section 5.2(b) hereof, be entitled to receive a portion of such Award to be pro-rated to reflect the portion of the Fiscal Year elapsed. Within the ninety (90) day period following Mr. Rosenkranz's termination of employment, the Committee shall make its determination as to whether and to what extent to grant an Award for such partial year. The provisions of Section 5.2(a) hereof shall apply with respect to such determination as if it were being made with respect to a completed Fiscal Year, except that any Award shall be granted on the date on which the Committee makes its determination to grant such Award, including but not limited to any determination as to the satisfaction of performance criteria on a pro-rated basis. The portion of any Award pursuant to this Section 5.5 that would have been paid in Restricted Stock will be satisfied by an equivalent number of shares of Company Class B Common Stock free of any restrictions.


6.    TYPES OF AWARDS

      6.1   OPTIONS

            (A) NATURE OF OPTIONS; GRANT DATE. An Option will entitle Mr. Rosenkranz to purchase Company Class B Common Stock at a specified exercise price. The grant date for each Option shall be as set forth in Section 5.2(a) hereof.

            (B) EXERCISE PRICE. The exercise price of an Option will be the Fair Market Value per share of the stock subject to the Option, determined as of the grant date. In no case may the exercise price paid for stock which is part of an original issue of authorized stock be less than the par value per share of the stock. For purposes hereof, "Fair Market Value" shall be the closing price per share of Stock, as reported on the New York Stock Exchange ("NYSE") on the grant date, or if the Stock is not listed for trading on the NYSE, the closing price of Stock as reported on another recognized securities exchange or on the NASDAQ National Market System if the Stock shall then be listed on such exchange or system. If the Stock did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Stock was traded preceding the grant date.

            (C) DURATION OF OPTIONS. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted.

            (D) EXERCISE OF OPTIONS. An Option will be exercisable 30 days following the grant thereof, subject to approval of the Plan by shareholders of the Company and, in the case of an Option granted pursuant to the satisfaction of performance criteria established in advance by the Committee, certification by the Committee that such criteria have been satisfied. Any exercise of an Option must be in writing, delivered or mailed to the Company, accompanied by
(1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

            (E) PAYMENT FOR STOCK. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) (i) through the delivery of shares of Company common stock which have been outstanding for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) to the extent permitted by applicable law, by delivery of an unconditional and irrevocable undertaking by a broker selected by Mr. Rosenkranz to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

      6.2   RESTRICTED STOCK

            (A) NATURE OF RESTRICTED STOCK AWARD. The portion of any Award paid in Restricted Stock entitles Mr. Rosenkranz to receive shares of Company Class B Common Stock subject to the restrictions described in paragraph (c) below.

            (B) RIGHTS AS A STOCKHOLDER. Mr. Rosenkranz will have all the rights of a stockholder with respect to the Company Class B Common Stock granted in connection with an Award, including voting and dividend rights, subject to the restrictions described in paragraph (c) below, and subject to approval of the Plan by shareholders of the Company. Certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of such restrictions, at which time such certificates will be delivered to Mr. Rosenkranz.

            (C) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the earliest of (i) Mr. Rosenkranz's termination of employment (A) by reason of death, Disability or normal retirement in accordance with the policies set by the Board of Directors, (B) by the Company other than for Cause or (C) by Mr. Rosenkranz for Good Reason (each a "Qualifying Termination") and (ii) a Change of Ownership of the Company. If the Company terminates Mr. Rosenkranz's employment for Cause or if Mr. Rosenkranz terminates his employment other than for Good Reason or in connection with an event described in clause (A) above, any shares of Restricted Stock that he then holds subject to restrictions will be forfeited to the Company.

            (D) CAUSE. For purposes of this Plan, "Cause" means (i) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) gross neglect of duties of the office specified in writing by the Board. For purposes of this Plan, Mr. Rosenkranz shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and
(ii) the delivery to him of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose, and at which Mr. Rosenkranz together with his counsel was given an opportunity to be heard, finding that Mr. Rosenkranz was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail.

            (E) GOOD REASON. For purposes of this Plan, "Good Reason" means the voluntary termination by Mr. Rosenkranz of his employment (1) to enter public service or (2) within 120 days after the occurrence without his express written consent of any of the following events, provided that Mr. Rosenkranz gives notice to the Company at least 30 days in advance requesting that the situation be remedied, and the situation remains unremedied upon expiration of such 30-day period:

            (I) Mr. Rosenkranz's removal from, or any failure to reelect him to, the positions of Chairman of the Board, President or Chief Executive Officer, except in connection with his termination for Cause or Disability or termination by him other than for Good Reason; or

            (II) reduction in Mr. Rosenkranz's rate of Base Salary for any fiscal year to less than 100 percent of the rate of Base Salary paid to him in Fiscal Year 2001; or

            (III) failure of the Company to continue in effect any retirement, life insurance, medical insurance or disability plan in which Mr. Rosenkranz was participating on the date of Board adoption of this Plan unless the Company provides Mr. Rosenkranz with a plan or plans that provide substantially comparable benefits; or

            (IV) a Change of Ownership; or

            (V) any purported termination by the Company of Mr. Rosenkranz's employment for Cause that is not effected in compliance with paragraph (d) of this Section 6.2.

           (F) CHANGE OF OWNERSHIP. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the 1934 Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934
Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

            (G) DISABILITY. For purposes of this Plan, "Disability" means an illness, injury, accident or condition of either a physical or psychological nature as a result of which Mr. Rosenkranz is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

            (H) NOTICE OF ELECTION. If Mr. Rosenkranz makes an election under
Section 83(b) of the Code with respect to Restricted Stock, he must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.    EVENTS AFFECTING OUTSTANDING OPTIONS

      7.1   QUALIFYING TERMINATION

            If Mr. Rosenkranz's employment with the Company terminates in connection with a Qualifying Termination, he (or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may exercise all or any Options he then holds or is granted subsequent to a Qualifying Termination at any time prior to the expiration of their respective terms.

      7.2   TERMINATION OF EMPLOYMENT (OTHER THAN A QUALIFYING TERMINATION)

            If Mr. Rosenkranz's employment with the Company terminates other than in connection with a Qualifying Termination, all Options will continue to be exercisable for a period of ninety days following the termination and shall thereupon terminate, unless the termination was by the Company for Cause, in which case all such Options shall immediately terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.


8.    GENERAL PROVISIONS

      8.1   DOCUMENTATION OF AWARDS

            Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.

      8.2   RIGHTS AS A STOCKHOLDER

            Except as specifically provided by the Plan, the receipt of an Award will not give Mr. Rosenkranz rights as a stockholder. He will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Company common stock.

      8.3   CONDITIONS ON DELIVERY OF STOCK

            The Company will not be obligated to deliver any shares of Company common stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with,
(c) if the outstanding Company common stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel.

If the sale of Company common stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer.

      8.4   TAX WITHHOLDING

            Upon the lapse of restrictions on the Restricted Stock, the delivery of any Deferred Shares and the exercise of any Options, the Committee will have the right to require that Mr. Rosenkranz or his representative remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Company common stock. If and to the extent that such withholding is required, the Committee may permit Mr. Rosenkranz or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Company common stock having a value calculated to satisfy the withholding requirement.

      8.5   NONTRANSFERABILITY OF AWARDS

            Except as set forth below and in Section 6.2(c), Awards granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred, for or without consideration, by Mr. Rosenkranz to members of his "immediate family", to an organization exempt from taxation under Section 501(c)(3) of the Code (a "tax-exempt organization"), to a trust or trusts (each, a "family trust") established for the exclusive benefit of one or more of the following: Mr. Rosenkranz, a "controlled entity", one or more members of his "immediate family" and/or any tax-exempt organizations, or to a partnership or limited liability company in which one or more "immediate family" members, "controlled entities" and/or any tax-exempt organizations are the only partners or members, as the case may be. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means Mr. Rosenkranz's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

      8.6   ADJUSTMENTS

            (A) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 hereof.

            (B) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Options and any other provision included in or relating to the calculation of Awards affected by such change. The Committee may also make appropriate adjustments to take into account, mergers, consolidations, acquisitions, dispositions or similar corporate transactions if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve (but not enhance) the benefits under the Plan.

      8.7   EMPLOYMENT RIGHTS, ETC.

            Neither the adoption of the Plan nor the grant of Awards will confer upon Mr. Rosenkranz any right to continued retention by the Company as an employee or otherwise, or affect in any way the right of the Company to terminate the employment relationship at any time.

      8.8   DEFERRAL OF PAYMENTS

            The Committee may agree at any time, upon Mr. Rosenkranz's request but subject to its discretion, to defer the date on which any payment under an Award will be made.

      8.9   EXCISE TAX GROSS-UP

            In the event it shall be determined by the Company's independent auditors that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of vesting of any restricted stock or deferred shares), by the Company to or for the benefit of Mr. Rosenkranz (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this
Section 8.9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Mr. Rosenkranz with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Mr. Rosenkranz shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Rosenkranz of all taxes (including any Excise Tax, income tax or payroll tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Mr. Rosenkranz retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

9.    EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

The Committee may, in accordance with applicable law and the rules of any exchange or system on which the Company's securities are listed or traded, at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will without Mr. Rosenkranz's consent, amend the Plan or any outstanding Award so as to adversely affect his rights under the Plan or any outstanding Award. Nothing in this Plan shall modify or in any way affect any of the Awards previously received by Mr. Rosenkranz under the Predecessor Plan.

                           [DELPHI FINANCIAL LOGO]

      Dear Stockholder,

      Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

      Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

      Your vote must be received prior to the 2003 Annual Meeting of Stockholders, scheduled to be held on May 28, 2003.

      Thank you in advance for your prompt consideration of these matters.

      Sincerely,

      /s/ ROBERT ROSENKRANZ

      Robert Rosenkranz
      Chairman of the Board

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL GROUP, INC. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director and "FOR" Proposals 2, 3, 4 and 5.

                                         SIGNED:
                                         ---------------------------------------

                                         SIGNED:
                                         ---------------------------------------

                                         Please sign exactly as your name(s)
                                         appear(s) hereon. Joint owners should
                                         each sign personally. Trustees and
                                         other fiduciaries should indicate the
                                         capacity in which they sign, and where
                                         more than one name appears, a majority
                                         must sign. If a corporation or
                                         partnership, this signature should be
                                         that of an authorized officer who
                                         should state his or her title.

                                         DATED:
                                         ---------------------------------------

                                         IMPORTANT: Please mark, sign and date
                                                    this proxy and return it
                                                    promptly in the enclosed
                                                    envelope. No postage is
                                                    required if mailed in the
                                                    United States.

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                          DELPHI FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL
                                  GROUP, INC.

The undersigned stockholder hereby appoints Robert Rosenkranz and Robert M. Smith, Jr., or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 31, 2003 at the Company's 2003 Annual Meeting of Stockholders scheduled to be held on May 28, 2003 at 10:00 a.m., EDT, or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Notice of Annual Meeting of Stockholders and Proxy Statement dated April 17, 2003, and grants authority to each of said proxies or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

1.  Election of Directors.

    [ ]  FOR all nominees listed                                        [ ]  WITHHOLD AUTHORITY to vote for all
         (except as written on the space provided below)                     nominees listed below
    Class A Director: Donald A. Sherman

    Directors:    Robert Rosenkranz     Robert M. Smith, Jr.     Lawrence E. Daurelle     Edward A. Fox
                  Harold F. Ilg         James N. Meehan          Philip R. O'Connor       Lewis S. Ranieri
    INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

2. Approval of the adoption of the 2003 Employee Long-Term Incentive and Share Award Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. Approval of the adoption of the Second Amended and Restated Directors Stock Option Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. Approval of the adoption of the Amended and Restated Long-Term Performance-Based Incentive Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

5. To transact such other business as properly comes before the meeting or any adjournment thereof.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN